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                                                                    Exhibit 10.6

NATIONSBANK OF TENNESSEE, N.A.

                       AMENDED AND RESTATED LOAN AGREEMENT

         This Amended and Restated Loan Agreement (the "Agreement") dated as of March 12, 1998, by and between NATIONSBANK OF TENNESSEE, N.A., a national banking association ("Bank"), and SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation, DELTA SOFTWARE SYSTEMS, INC., a Tennessee corporation, and TMR ACQUISITION, INC., a Tennessee corporation, PARTNERS CAPITAL GROUP, INC., a California Corporation, and PARTNERS RESOURCES, INC., an Arizona Corporation (collectively "Borrower").

                                    RECITALS:

                  A. All of the Persons composing Borrower, with the exception of Partners, have heretofore obtained a revolving term loan facility (the"Loan") in the principal amount of Sixteen Million and No/100 Dollars ($16,000,000.00), the terms and conditions of which were set forth in that certain Loan Agreement dated July 20, 1997 (the "First Loan Agreement").

                  B. Such Persons have asked that Partners be included as part of Borrower, and that the Loan be increased to Thirty Million and No/100 Dollars ($30,000,000.00).

                  C. One of the conditions of the Loan, as increased hereby, from Bank to Borrower is the execution of this Agreement setting forth the terms and conditions of the Loan, and amending and restating the First Loan Agreement.

         NOW THEREFORE, in consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  A. ACCOUNT DEBTOR: Account Debtor means any Person (as herein defined) which is now or hereafter obligated or indebted to Borrower or Partners (as herein defined) on any Account Receivable.

                  B. ACCOUNTS RECEIVABLE: Accounts Receivable means all amounts owed to Borrower and Partners on account of sales, leases or rentals of goods or services rendered in the ordinary course of trade or business to or on behalf of any Person (as herein defined) which is now or hereafter obligated or indebted to Borrower (i) which arise from goods theretofore sold and delivered or services or rentals theretofore rendered or made, as the case may be, to an Account Debtor (as herein defined); (ii) with respect to which no setoffs, counterclaims or defenses are claimed by the Account Debtor; (iii) which constitute the binding obligation of an Account Debtor which Bank deems, in the exercise of its reasonable business judgment, to be solvent, to be financially able to pay its debts and obligations as they become due and to be paying its debts and obligations as they become due; (iv) which, in the case of "dated invoices" which specify a due date for the payment thereof, do not remain unpaid more than ninety (90) days after



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the end of the month in which such due date falls, and in the case of all other invoices, do not remain unpaid more than ninety (90) days after the date of such invoice; (v) with respect to which the Account Debtor is not an officer, director, agent or employee of Borrower (vi) which do not arise from a "sale on approval," "sale or return," "guaranteed sale" or "consignment"; and (viii) which are unencumbered or pledged as collateral for any other indebtedness of Borrower.

                  C. BORROWER: SCB Computer Technology, Inc., a Tennessee corporation, Delta Software Systems, Inc., a Tennessee Corporation, TMR Acquisition, Inc., Partners Capital Group, Inc., a California corporation, and Partners Resources, Inc., an Arizona corporation, collectively.

                  D. BORROWER'S ADDRESS:
                     1365 Brierbrook Road
                     Germantown, Tennessee 38138

                  E. CURRENT LIABILITIES: Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

                  F. EBITDA: EBITDA means, without duplication for any period, the following, each calculated for the trailing twelve (12) months of such period: (a) Net Income; plus (b) any provision for (or minus any benefit from) income or franchise taxes included in the determination of Net Income; plus (c) interest expense (excluding that which is associated with any lease expense whereby the contract is assigned to a non-recourse lender) deducted in the determination of Net Income (excluding that which is associated with any lease expense whereby the contract is assigned to a non-recourse lender); plus (d) amortization and depreciation (excluding that which is associated with any lease expense whereby the contract is assigned to a non-recourse lender) deducted in the determination of Net Income (excluding that which is associated with any lease expense whereby the contract is assigned to a non-recourse lender); plus
(e) losses from (or minus gains from) non-cash items (excluding sales, expenses or losses related to current assets) included in the determination of Net Income; minus (f) after tax extraordinary gains (or plus after tax extraordinary losses) (in each case as defined under GAAP) included in the determination of Net Income.

                  G. FUNDED DEBT: Funded Debt means the total indebtedness outstanding under all recourse notes payable of Borrower, plus funded or unfunded letters of credit issued pursuant to Borrower's application therefor, plus capital leases of Borrower.

                  H. HAZARDOUS MATERIALS: Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.


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                  I. LOAN:  The revolving term loan facility as described in
Section 2 hereof and any subsequent loan which states that it is subject to this Agreement.

                  J. LOAN DOCUMENTS: Loan Documents means this Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with the Loan.

                  K. NET INCOME: Net Income means for any period, the net income (or loss) of Borrower and its Subsidiaries after provision for or benefit from income and franchise taxes determined in accordance with GAAP, but excluding:
(i) the income (or loss) of any Person (other than a Subsidiary) in which Borrower has an ownership interest unless received by Borrower in a cash distribution; and (ii) the income (or loss) of any Person accrued prior to the date it is merged into or consolidated with Borrower.

                  L. PARTNERS: Partners means collectively Partners Capital Group, Inc., a California corporation, and Partners Resources, Inc., an Arizona corporation.

                  M. PERSON: Person means any individual, partnership, corporation, trust, unincorporated organization, lender liability company, association, joint venture or other legally recognized entity having the capacity to contract in its own name.

                   N. SUBSIDIARIES: Subsidiaries means those corporations now or hereafter owned by SCB Computer Technology, Inc., including at the present time, those identified on Exhibit "A" attached hereto, as such list may be amended or restated from time to time.

                   O. NET WORTH. Net Worth means the amount by which total assets exceed total liabilities in accordance with GAAP.

                   P. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

         2. LOAN. The Loan as described in the First Loan Agreement is hereby increased from Sixteen Million and No/100 Dollars ($16,000,000.00) to Thirty Million and No/100 Dollars ($30,000,000.00). Bank hereby agrees to make one or more loans to Borrower in the aggregate principal face amount of Thirty Million and No/100 Dollars ($30,000,000.00). The obligation to repay the Loan is evidenced by an amended and restated promissory note dated March 12, 1998 (the promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note. The First Loan Agreement is hereby canceled and is amended, restated and replaced by this Agreement; provided, however, the Loan as described in the First Loan Agreement remains in place as increased


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hereby and all collateral heretofore existing shall remain in full force and effect and wherever any mention is made therein of the indebtedness secured thereby, the same shall include the Loan and all indebtedness of Borrower to Bank relating thereto.

                  A. REVOLVING TERM LOAN FEATURE. The Loan shall consist of a revolving term loan facility under which Borrower may from time to time, borrow, repay and re-borrow funds. The Loan shall be repaid as set forth in the Note with a maturity date of October 1, 2000, at which time the entire outstanding principal balance, plus all accrued and unpaid interest, shall be due and payable in full. Interest shall be paid monthly as more fully provided in the Note.

                  B. STRUCTURING FEE. Borrower will pay a structuring fee of Thirty-Five Thousand and No/100 Dollars ($35,000.00) at the closing of the Loan.

                  C. UNUSED CREDIT FEE. Borrower will pay hereafter on April 1, 1998, and on the same day of each month thereafter for the period from and including the date the Loan was established to and including the maturity date of the Loan, an unused credit fee at a rate per annum equal to (i) .20%, (if the Funded Debt/EBITDA ratio is less than 1.0 to 1.0), (ii) .25% (if such ratio is equal to or less than 1.50 to 1.0), or (iii) .30% (if such ratio is greater than
1.5 to 1.0), times the average daily unused portion of the Loan during the preceding month. Borrower may at any time upon written notice to Bank permanently reduce the amount of the Loan at which time the obligation of Borrower to pay such unused credit fee shall thereupon correspondingly be reduced.

                  D. PURPOSE. The Loan shall be available to Borrower for general corporate purposes (including, without limitation, additional acquisitions made in accordance with the terms hereof).

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

                  A. GOOD STANDING. Each of the Persons composing Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its formation and has the power and authority to own its property and to carry on its business as currently conducted.

                  B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and each Person composing Borrower is in material compliance with all laws and regulatory requirements to which each is subject.

                  C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.



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                  D. LITIGATION. There is no material proceeding involving
Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                  E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing material agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

                  F. OWNERSHIP OF ASSETS. Borrower has good title to its assets, and its assets are free and clear of liens, except limited liens involving non-recourse lease related loans, and except for those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

                  G. TAXES. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and Borrower has filed all tax returns which they are required to file.

                  H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since October 31, 1997. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

                  I. PLACE OF BUSINESS.  Borrower's chief executive office is located at
                     1365 Brierbrook Road
                     Germantown, Tennessee 38138

                  J. ENVIRONMENTAL. The conduct of Borrower's business operations and the condition of Borrower's properties does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

                  K. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under the Loan.


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                  L. SUBSIDIARIES. Other than as shown on Exhibit "A,"  there are no other Subsidiaries.

         4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, on a consolidated basis unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                  A. FINANCIAL CONDITION. Maintain at all times Borrower's financial condition as follows and determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following:

                     i. Maintain thereafter a ratio of Funded Debt to EBITDA of 2.25 to 1.0 or less; and on July 31, 1998, and thereafter, maintain a ratio of Funded Debt to EBITDA of 2.0 to 1.0 or less.
                     ii. Maintain a ratio of Funded Debt to Net Worth of 1.0 to
1.0 or less.

                     iii. Maintain a ratio of cash plus Accounts Receivable plus unencumbered fixed assets (net of depreciation) such as buildings, furniture, fixtures and equipment, and land (such sum as shown on the most recent financial statements provided to Bank from time to time or derived from other information made available to Bank, from which Bank may determine the sum using its reasonable discretion as to what items should be included) to trade accounts payable (as determined in accordance with GAAP and as such sum is shown on the most recent financial statements provided to Bank from time to time or derived from other information made available to Bank, from which Bank may determine the sum using its reasonable discretion as to what items should be included) plus unsecured Funded Debt of 1.0 to 1.0 or greater.

                  B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

                      i. Furnish to Bank audited financial statements of Borrower for each fiscal year of Borrower, within one hundred twenty (120) days after the close of each such fiscal year, prepared by a public accounting firm acceptable to Bank.


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                           ii. Furnish to Bank financial statements prepared by
Borrower (including a balance sheet and profit and loss statement) of Borrower, for each quarter of each fiscal year of Borrower, within forty five (45) days after the close of each such period, such financial statements to be certified by the president, vice president or chief financial officer of Borrower.

                           iii. Furnish to Bank a compliance certificate for
(and executed by an authorized representative of) Borrower in the form of Exhibit "B" attached hereto, concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, and at such other times as Bank may request, containing (a) a certification that the financial statements of even date are true and correct and that Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

                           iv. Furnish to Bank promptly such additional
information, reports and statements respecting the business operations and financial condition of Borrower and its Subsidiaries, respectively, from time to time, as Bank may reasonably request.

                  C. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

                  D. EXISTENCE AND COMPLIANCE. Maintain its, as well as that of its Subsidiaries, existence, good standing and qualification to do business, where failure to do so would have a material adverse effect on Borrower or its Subsidiaries, and comply with all laws, regulations and governmental requirements including, without limitation, applicable environmental laws or to any of its or their property, business operations and transactions.

                  E. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's or any Subsidiary's financial condition or operations or Bank's rights under the Loan Documents,
(ii) any material litigation filed by or against Borrower or any Subsidiary,
(iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of Five Hundred Thousand and No/100 Dollars ($500,000.00).

                  F. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as



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the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

                  G. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

                  H. ENVIRONMENTAL. Immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's or any Subsidiary's business operations; and (ii) all claims made or threatened by any third party against Borrower or any Subsidiary relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

                  I. ACQUISITIONS. In the event Borrower acquires any other Subsidiary, such Subsidiary shall sign an unlimited guaranty of the indebtedness and obligations of Borrower to Bank, such guaranty to be in form and substance prepared by and acceptable to Bank. In addition, Borrower shall pledge to Bank all of the common stock to secure the Loan, in form and substance, and with such supporting documents, as are acceptable to Bank.

         5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                  A. CAPITAL EXPENDITURES. Make capital expenditures during any four quarter period on a trailing four quarter basis (including capitalized leases) exceeding in the aggregate a number which is equal to twenty-five percent (25%) of the Net Income from such four quarter period.



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                  B. LEASE RESIDUAL EXPENDITURES. Incur new obligations from investment in the residual values of leases of real or personal property during any four quarter period on a trailing four quarter basis exceeding in the aggregate a number which is equal to twenty-five percent (25%) of the Net Income from such four quarter period.

                  C. LEASE EXPENDITURES. Incur new obligations for the lease or hire of real or personal property requiring payments in any fiscal year in excess of an aggregate of Five Hundred Thousand and No/100 Dollars ($500,000.00).

                  D. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or change control or ownership of more than thirty-five percent (35%) of any Person composing Borrower. For purposes of this covenant, a change in control or ownership means (i) when any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of the capital stock of Borrower or any Person composing Borrower (or other securities convertible into such capital stock) representing thirty-five percent (35%) or more of the combined voting power of all capital stock of Borrower or any such Person composing Borrower; or (ii) during any period of up to twenty-four (24) consecutive months, commencing after the date hereof, individuals who at the beginning of such twenty-four (24) month period were directors of Borrower or any such Person composing Borrower cease to constitute a majority of the board of directors thereof and such event is a result (directly or indirectly) of the acquisition of five percent (5%) or more of the combined voting power of the capital stock by a Person or Persons who did not own at least five percent (5%) or more of the combined voting power of the capital stock as of the date hereof. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934.

                   E. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets (including, without limitation, any of Borrower's intellectual property), except in favor of Bank and except for limited liens involving non-recourse lease related loans, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

                   F. EXTENSIONS OF CREDIT. Other than loans to Subsidiaries, make or permit any Subsidiary to make, loans or advances in excess of One Million and No/100 Dollars ($1,000,000.00) in the aggregate outstanding at any time prior to July 30, 1998, at which time the maximum aggregate amount outstanding at any time shall be reduced to Five Hundred Thousand and No/100 Dollars ($500,000.00), or make any capital contribution to, or participate as a partner or joint venturer with any Person, except for extensions of credit to employees in the normal course of Borrower's business, and except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year, or obligations of Bank or any subsidiary thereof. Any aggregate amount of such loans made by Borrower in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) must be personally guaranteed by Ben C. Bryant, Jr., and T. Scott Cobb.




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                   G. BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, non-recourse indebtedness, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                   H. DIVIDENDS AND DISTRIBUTIONS. Make any distribution (other than dividends payable in capital stock of Borrower) on any shares of any class of its capital stock or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrower exceeding in the aggregate a sum which is equal to twenty-five percent (25%) of net profit per fiscal year.

                   I. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                   J. MANAGEMENT CHANGE. Make any substantial change in its present executive or management personnel.

                   K. NEGATIVE PLEDGE LIMITATION. Enter into any agreement with any person other than Bank pursuant hereto which prohibits or limits the ability of Borrower or any Subsidiary to create, incur, assume or suffer to exist any lien upon any of the assets, rights, revenues or property, whether real, personal or mixed, whether tangible or intangible, and whether now owned or hereafter acquired.

                   L. ACQUISITIONS OR MERGERS. Acquire or enter into any merger or consolidation, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, or otherwise invest in or acquire any interest in any entity, except in regards to any acquisition that (i) has positive EBITDA during the last two (2) fiscal years, (ii) the total consideration therefor is less than Three Million and No/100 Dollars ($3,000,000.00) prior to July 31, 1998, or Five Million and No/100 Dollars ($5,000,000.00) thereafter (unless the acquisition is 100% stock), and (iii) the total consideration is less than six (6) times the acquisition EBITDA, provided, however, in no event may Borrower enter into any acquisition if the results of such acquisition on a proforma basis would cause a default hereunder.

         6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if any of the following should occur:

                  A. It shall default in the payment of any amounts due and owing under the Loan within fifteen (15) days of the date when due or;

                  B. It should fail to timely and properly observe, keep or perform any term, covenant, agreement or condition herein or in any other Loan Document or in any other loan agreement, promissory



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note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation; or

                  C. There should occur any material adverse change in Borrower's financial condition or business affairs from that shown on Borrower's most recent financial statements provided to Bank, including, without limitation, any legal proceedings commenced against Borrower or any of its officers which Bank determines in its sole discretion could have a material adverse effect on Borrower's financial condition or business affairs, provided, however, that Bank agrees not to exercise its right to declare a default as a result of any such material adverse change until forty five (45) days after written notice from Bank to Borrower that Bank deems a material adverse change to have occurred.

         7. REMEDIES UPON DEFAULT. If any of the foregoing defaults shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

         8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrower:
         SCB Computer Technology, Inc.
         1365 Brierbrook Road
         Germantown, Tennessee 38138
         Attn: Gary McCarter
         Fax. No. 901/624-9448

         with a copy to:
         Bass, Berry, & Sims PLC
         2700 First America Center
         Nashville, Tennessee 37238-2700
         Attn: Gentry Barden
         Fax No. 615/742-6298

         Bank:
         NationsBank of Tennessee,  N.A.
         6060 Poplar Avenue, Suite 400
         Memphis, Tennessee 38119
         Attention: Michael R. Frick
         Fax No. 901/433-8062
or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

                  A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

                  B. If sent by any other means, upon delivery.

         9. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the Terms of the Loan Documents.

         10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                  A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                  B. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the state of Tennessee and applicable United States federal law.

                  C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Agreement.

                  D. DOCUMENTS. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                  E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  F. INDEMNIFICATION. Notwithstanding anything to the contrary contained in Section 10(G), except for gross negligence or willful misconduct, Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of Borrower, regardless of whether Borrower has paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of Borrower, Bank, and of any third parties. Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

                  G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of Bank to make any advances under the Loan shall not have expired.

         11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS, INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF

("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS ARBITRATION PROVISION; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. ss. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         12. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:                                    BANK:

SCB COMPUTER TECHNOLOGY, INC.                NATIONSBANK OF TENNESSEE, N.A.

By:                                          By:
    -------------------------------              ------------------------------
Name:                                        Name:
     ------------------------------                ----------------------------
Title:                                       Title:
      -----------------------------                ----------------------------


Attest:
       ----------------------------
Name:
      -----------------------------
Title:
       ----------------------------



DELTA SOFTWARE SYSTEMS, INC.

By:
    -------------------------------

Name:
     ------------------------------

Title:
      -----------------------------


Attest:
       ----------------------------

Name:
      -----------------------------

Title:
      -----------------------------

TMR ACQUISITION, INC.

By:
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------


Attest:
       --------------------------

Name:
      ---------------------------

Title:
      ---------------------------


PARTNERS CAPITAL GROUP, INC.

By:
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------


Attest:
       --------------------------

Name:
     ----------------------------

Title:
      --------------------------

PARTNERS RESOURCES, INC.

By:
    ----------------------------
Name:
     ---------------------------
Title:
      --------------------------

Attest:
       -------------------------
Name:
     ---------------------------
Title:
      --------------------------

                                   EXHIBIT "A"

                                  SUBSIDIARIES



                           SCB Software Services, Inc.

NationsBank of Tennessee, N.A.


                              AMENDED AND RESTATED
                           MASTER REVOLVING TERM LOAN
                                 PROMISSORY NOTE


March 12, 1998                   $30,000,000.00              Maturity Date: October 1, 2000

================================================================================
Bank:                                       Borrower:

NationsBank of Tennessee, N.A.              SCB Computer Technology, Inc.
6060 Poplar Avenue                          Delta Software Systems, Inc.
Memphis, TN 38119                           TMR Acquisition, Inc.
                                            Partners Capital Group, Inc.
                                            Partners Resources, Inc.
                                            1365 Brierbrook Road
                                            Germantown, TN 38138






================================================================================

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Thirty Million and No/100 Dollars ($30,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds as set forth in that certain Amended and Restated Loan Agreement of even date herewith (the "Loan Agreement"), together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1. RATE. The unpaid principal balance of this Note from day to day outstanding which is not past due shall bear interest at a rate per annum equal to the lesser of (i) the Maximum Rate (hereinafter defined) or (ii) the Stated Rate (hereinafter defined) fixed for periods of one (1) month each and computed on the Annual Basis (hereinafter defined).

     (a) The term "Stated Rate" means the LIBOR Funding Rate plus the Applicable Margin (as hereinafter set forth).

     (b) The term "LIBOR Funding Rate" means the thirty (30) day rate of interest set by Bank as the LIBOR Funding Rate as of and at any time during the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

     (c) The term "Business Day" shall mean a day on which Bank is open for business and dealing in deposits in Memphis, Tennessee.

     (d) The term "Interest Period" shall mean, with respect to any LIBOR Borrowing (hereinafter defined), a period from the 15th of each month in which the LIBOR Funding Rate shall become effective as to such LIBOR Borrowing to the 14th of the following month, subject however to the following:

         (i) if any Interest Period would otherwise end on a day which is not a Business Day, the LIBOR Funding Rate shall be determined the immediately preceding business day; and

         (ii) no Interest Period shall extend beyond the final maturity date;
and

     (e) The term " Applicable Margin" means the percentage added to the LIBOR Funding Rate and shall be a function of the Funded Debt/EBITDA ratio as follows:


               Funded Debt/EBITDA             LIBOR Applicable Margin
               ------------------             -----------------------
                 (i)  <1.00 x                 0.75%
                 (ii) = or <1.50 x            1.00%
                 (iii)>1.50 x                 1.50%


     (f) The term "LIBOR Borrowing" as used herein means a separate and distinct portion of the indebtedness evidenced by the Note bearing interest at a LIBOR Funding Rate.

The term "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or the law of the state of Tennessee permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. The Maximum Rate shall be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law.

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the Maximum Rate; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such Maximum Rate shall be refunded to Borrower or credited against principal, at the option of Bank.

2. ANNUAL BASIS OR ACCRUAL METHOD. "Annual Basis" means computation of interest at the Rate set forth above using a 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. RATE CHANGE DATE. The Stated Rate will change on the 15th of each month.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

     This Note evidences a reducing revolving term loan facility under which Borrower may from time to time borrow, repay and re-borrow funds as provided in the Loan Agreement. The loan shall be repaid as set forth hereinbelow and on October 1, 2000 the entire outstanding principal balance, plus all accrued and unpaid interest, shall be due and payable in full. Interest calculated at the variable rate set forth above shall be paid monthly commencing on the 1st day of April, 1998, and continuing on the same day of each and every month thereafter until maturity.

     Notwithstanding the original principal amount of this Note, the aggregate principal amount of terms loans available and/or which may be outstanding hereunder at any time shall reduce, and Borrower shall pay any outstanding sums necessary to so reduce such aggregate balance, according to the following schedule:

                                                Aggregate Outstanding
         Date of Reduction                         Balance Allowed
         -----------------                         ---------------
          a.  August 1, 1998                     $28,750,000.00

          b.  November 1, 1998                    27,500,000.00

          c.  February 1, 1999                    26,250,000.00

          d.  May 1, 1999                         25,000,000.00

          e.  August 1, 1999                      23,750,000.00

          f.  November 1, 1999                    22,500,000.00

          g.  February 1, 2000                    21,250,000.00


          h.  May 1, 2000                         20,000,000.00

          i.  August 1, 2000                      18,750,000.00


5.   REVOLVING FEATURE.

      Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate outstanding balance allowed at any one time equal to the principal balances shown in Section 4 above, provided that Borrower is not in default under any provision of this Note, the Loan Agreement, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

6.   AUTOMATIC PAYMENT.

     Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number 1800614826. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or, in the case of any guarantor, other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. PREPAYMENTS. Prepayments may be made in whole or in part at any time without penalty.

9. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen (15) days late.

10. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Note, the Loan Agreement, or any of the other Loan Documents, within fifteen (15) days of the date when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other material obligation, liability or indebtedness of any Obligor to any other party; (c) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (d) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (e) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (f) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time; or (g) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor.

11. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the Maximum Rate, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor, (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

12. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

13. APPLICABLE LAW, VENUE AND JURISDICTION. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of Tennessee. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Tennessee or the United States located within the State of Tennessee and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

14. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

16. CONTROLLING DOCUMENT. This Note amends, restates and replaces that certain Master Revolving Term Loan Promissory Note dated July 10, 1997, in the principal amount of Sixteen Million and No/100 Dollars ($16,000,000.00). To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

17. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION

WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

BORROWER REPRESENTS TO BANK THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES. BORROWER ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.






                                       SCB COMPUTER TECHNOLOGY, INC.

                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------

                                       ----------------------------------------
                                       Attest

                                        DELTA SOFTWARE SYSTEMS, INC.

                                        By:
                                           ----------------------------------

                                        Name:
                                             --------------------------------

                                        Title:
                                              -------------------------------

                                        -------------------------------------
                                        Attest










                                        TMR ACQUISITION, INC.

                                        By:
                                           ----------------------------------

                                        Name:
                                             --------------------------------

                                        Title:
                                              -------------------------------

                                        -------------------------------------
                                        Attest

                                       PARTNERS CAPITAL GROUP, INC.


                                       By:
                                          ------------------------------------

                                       Name:
                                            ----------------------------------

                                       Title:
                                             ---------------------------------

                                       ---------------------------------------
                                       Attest









                                       PARTNERS RESOURCES, INC.


                                       By:
                                          ------------------------------------

                                       Name:
                                            ----------------------------------

                                       Title:
                                             ---------------------------------

                                       ---------------------------------------
                                       Attest